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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-10151 on Form S-8 of our report on the statement of net assets available for benefits as of February 22, 1997 dated August 1, 1997 appearing in this Annual Report on Form 11-K of SUPERVALU INC. for the year ended February 28, 1998.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
August 24, 1998